As filed with the Securities and Exchange Commission on March 28, 2006

Registration No. 333-113841

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MILLENNIUM CHEMICALS INC.*

(Exact Name of Registrant as Specified in Its Charter)

Delaware	Two Greenville Crossing, 4001 Kennett Pike, Suite 238 Greenville, Delaware 19807 (713) 652-7200	22-3436215
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and ) telephone number, including area code, of Registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

KERRY A. GALVIN

Senior Vice President, General Counsel and Secretary

Millennium Chemicals Inc.

4001 Kennett Pike, Suite 238

Greenville, Delaware 19807

(713) 652-7200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen A. Massad

Baker Botts L.L.P.

3000 One Shell Plaza

910 Louisiana

Houston, Texas 77002-4995

(713) 229-1234

Fax: (713) 229-1522

Approximate date of commencement of proposed sale to the public: Not Applicable.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

ADDITIONAL REGISTRANT*
Name of Additional Registrant as Specified in its Charter	State of Organization	I.R.S. Employer Identification Number
Millennium America Inc.	Delaware	98-0045719

DEREGISTRATION OF SECURITIES

The Registrants previously filed with the Securities and Exchange Commission (the “Commission”), and the Commission declared effective, a registration statement on Form S-3, Registration No. 333-113841 (the “Registration Statement”), for the registration of the resale of $150,000,000 principal amount of 4% Senior Convertible Debentures (the “Debentures”) issued by Millennium Chemicals Inc. and unconditionally guaranteed by Millennium America Inc. and of the shares of common stock of Millennium Chemicals Inc. originally issuable upon conversion of the Debentures. No shares of such common stock have been sold pursuant to the Registration Statement. Pursuant to a stock-for-stock business combination on November 30, 2004, in which Millennium Chemicals Inc. became a wholly-owned subsidiary of Lyondell Chemical Company, the Debentures became convertible instead into common stock of Lyondell Chemical Company. A portion of the Debentures were sold pursuant to the Registration Statement. The contractual obligation to keep the Registration Statement effective has expired and, as a result, the Registrants are no longer required to maintain an effective registration statement related to the securities. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to terminate the Registration Statement and deregister all of the securities originally registered which remain unsold under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Millennium Chemicals Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on March 28, 2006.

MILLENNIUM CHEMICALS INC.

By:	/s/ Kerry A. Galvin
Name:	Kerry A. Galvin
Title:	Senior Vice President,
General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities indicated and as of March 28, 2006.

Signature	Title

/s/ Morris Gelb Morris Gelb	Chairman of the Board

/s/ Bart de Jong Bart de Jong	Director

/s/ Edward J. Dineen Edward J. Dineen	Director

/s/ Dan F. Smith Dan F. Smith	Chief Executive Officer (Principal Executive Officer)

/s/ T. Kevin DeNicola T. Kevin DeNicola	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Charles L. Hall Charles L. Hall	Vice President and Controller and Chief Accounting Officer (Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Millennium America Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on March 28, 2006.

MILLENNIUM AMERICA INC.

By:	/s/ Morris Gelb
Name:	Morris Gelb
Title:	President

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-3 has been signed by the following persons in the capacities indicated and as of March 28, 2006.

Signature	Title

/s/ Morris Gelb Morris Gelb	President and Director (Principal Executive Officer)

/s/ T. Kevin DeNicola T. Kevin DeNicola	Director

/s/ Edward J. Dineen Edward J. Dineen	Director

/s/ Karen A. Twitchell Karen A. Twitchell	Vice President and Treasurer (Principal Financial Officer)

/s/ Charles L. Hall Charles L. Hall	Vice President and Controller (Principal Accounting Officer)